Exhibit 10.5

PERSONAL AND CONFIDENTIAL

March 17, 2009

Mexoro Minerals Ltd. and Sunburst de Mexico S.A. de C.V.

C. General Retana #706

Col. San Felipe

Chihuahua, Mexico 31203

Dear Sirs:

Re:

Indebtedness of Mexoro Minerals Ltd. (“Mexoro”) as guaranteed by Sunburst de Mexico S.A. de C.V. (“Sunburst”) to Paramount Gold and Silver Corp. (“Paramount”)

A.

Pursuant to three debentures between Paramount and Mexoro, (together, the “Debentures”), Paramount has made available to Mexoro the following credit facilities:

a.

Secured Convertible Debenture dated May 9, 2008 in the principal amount of $500,000.00 which bears interest at the rate of 8% per annum (the “First Debenture”);

b.

Secured Convertible Debenture dated June 18, 2008 in the principal amount of $370,000.00 which bears interest at the rate of 8% per annum (the “Second Debenture”); and

c.

Secured Convertible Debenture dated July 11, 2008 in the principal amount of $500,000.00 which bears interest at the rate of 8% per annum (the “Third Debenture”).

B.

The Debentures were secured by:

d.

Security Agreement dated as of May 9, 2008 between Mexoro and Paramount granting Paramount a continuing security interest in all personal property and fixtures and interests of Mexoro as amended by an Addendum dated June 18, 2008 (collectively, the “Security Agreement”);

e.

Asuncion Unilateral de Obligacion Solidarida y constitucion de Hipoteca Industrial, content on the Public Document number 24,872, notarized with FRANCISCO GARCIA RAMOS, Public Notary Number 9, Chihuahua City, Chihuahua State, Mexico, due on May 9th, 2008 and recorded at the Public Register of Commerce of Chihuahua, at the Mercantile Page (folio mercantile) number 24,401*10, 10M21, registered on July 11th, 2008, and page (foja) 197, book 68, on July 15 2008, at the Commerce Section, and at the Mining Recorders Office of the General Direction of Mines of the Federal Secretariat of Economy of the Federal Government at the Book number 129, Vol. 24, Act 38, Page (folio) 23, on July 28, 2008 (“First Sunburst Security Agreement and Guarantee”); and

f.

Asuncion Unilateral de Obligacion Solidarida y constitucion de Hipoteca Industrial, content on the Public Document number 25,163, notarized with FRANCISCO GARCIA RAMOS, Public Notary Number 9, Chihuahua City, Chihuahua State, Mexico, due on August 12th, 2008. Recorded at the Public Register of Commerce of Chihuahua, at the Mercantile Page (folio mercantile) number 24,401*10, 10M21, registered on August 20, 2008, and page (foja) 170, book 70, on August 25, 2008, at the Commerce Section, and at the Mining Recorders Office of the General Direction of Mines of the Federal Secretariat of Economy of the Federal Government at the Book number 129, Vol. 24, Act 133, Page (folio) 78, on August 29, 2008 (“Second Sunburst Security Agreement and Guarantee”).

C.

Mexoro has requested that Paramount forbear from enforcing its rights and remedies at this time.

D.

In consideration of Paramount’s forbearance as described in this agreement (the “Agreement”) and the other accommodations described in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are irrevocably acknowledged by Mexoro and Sunburst, Mexoro and Sunburst agree with Paramount as follows:

Acknowledgement

2.

The parties acknowledge that, unless otherwise specified, all capitalized terms contained in this Agreement have the same meaning as in the Debentures and all monetary amounts are expressed in United States dollars unless otherwise expressly provided herein.

3.

Mexoro and Sunburst acknowledge that Mexoro is indebted to Paramount under the Debentures in the amounts specified in paragraph A of this letter as at the date specified therein, together with interest and costs to the date of payment. Mexoro also acknowledges that the interest rate applicable thereto is as specified in paragraph A in this Agreement.

4.

Against the delivery of the documents in Paragraph 6, Mexoro will deliver to Paramount within 3 business days of signing this agreement at the offices of Paramount’s solicitors, Gowling Lafleur Henderson LLP, 160 Elgin Street, Ottawa, Ontario:

a.

 $1,000,000.00 in certified funds in payment of the aggregate principal outstanding under the First Debenture and the Third Debenture;

b.

an amending agreement with respect to the Second Debenture in the principal amount of $370,000.00 (the “Amended Second Debenture”), in a form acceptable to all Parties’ counsel, which amendment shall include, among other things, an increase in the principal amount owing by the sum of:

$127,500.00, being the North Mining Investment Corporation IVA payment; and

the total of all accrued and unpaid interest with respect to all three Debentures as at the date of this Agreement,

(the “Increased Principal”).

5.

The Increased Principal shall be paid by Mexoro to Paramount as follows:

a.

on or before March 31, 2009, Mexoro will pay the principal balance owing under the Amended Second Debenture plus Paramount’s current and anticipated legal fees which shall not exceed CDN $15,000.00 plus GST less $127,500.00; and

b.

the remaining $127,500.00 is to be repaid (without interest) on or before April 30, 2009 and contingent upon the delivery of the executed documents in paragraph 5 below.

6.

Against the payment and documents contemplated in section 4 above, Paramount shall deliver to Mexoro:

a.

the necessary partial discharges, releases, and cancellation in the form acceptable to Mexoro’s counsel, acting reasonably, releasing the Cieneguita concessions (being Aurifero (Concession Number: 196356), Aurifero Norte (Concession Number: 196153), La Maravilla (Concession Number: 190479), and Aquilon Uno (Concession Number: 208339)) secured pursuant to the First Sunburst Security Agreement and Guarantee and the Second Sunburst Security Agreement and Guarantee. The partial discharge and release will be executed by Paramount and certified, as required, by the Mexican Consulate in Ottawa;

b.

the executed Amended Second Debenture; and

c.

the surrender of the First Debenture and Third Debenture.

7.

Against the payment of the $127,500.00 contemplated in paragraph 5(b) above, Paramount shall execute a release with respect to all remaining collateral secured pursuant to the Security Agreement, First Sunburst Security Agreement and Guarantee and Second Sunburst Security Agreement and Guarantee, in such form as approved by Mexoro’s solicitors, acting reasonably. The release shall be certified by the Mexican Consulate in Ottawa and returned to the solicitors for Mexoro together with the surrender of the Amended Second Debenture.

8.

In consideration of Paramount’s forbearance and the other accommodations described in this Agreement, Mexoro agrees to issue to Paramount 150,000 common shares in the capital of Mexoro as a forbearance fee. Such shares will be fully paid and non assessable and Mexoro will deliver same to Paramount’s head office within 5 business days of the payment contemplated in paragraph 3(a). Paramount’s counsel will provide Mexoro’s US counsel with a form of 144 opinion for approval. Upon such approval, which will not be unreasonably withheld and which shall be provided within 2 business days of delivery of same, Mexoro will provide Paramount with a signed direction authorizing its transfer agent to rely on the opinion to provide the rule 144 opinion upon the 6 month anniversary of the date of this Agreement.

9.

Contingent upon the performance by Paramount of all of its duties and obligations under this Agreement, each of Mexoro and Sunburst hereby absolutely and irrevocably release Paramount, its officers, directors, employees, solicitors and agents (the “Releasees”) of and from any and all claims which it may have in respect of the Releasees up to and including the date hereof relating directly or indirectly to the Debentures, all security granted by Mexoro and/or Sunburst with respect to the Debentures and all enforcement proceedings taken in respect of same.

Forbearance Deadline

10.

Unless a Terminating Event (as defined in this Agreement) occurs under this Agreement, Paramount shall take no further steps prior to 5:00 pm EDT April 30, 2009 (the “Forbearance Deadline”) to enforce the security held by Paramount from Mexoro.

Default/Termination Events

11.

None of Paramount’s existing rights and remedies are waived by this Agreement but are specifically reserved and preserved. However, subject to the provisions of this Agreement, Paramount agrees not to take any further steps in enforcement of its rights and remedies against Mexoro or Sunburst prior to the Forbearance Deadline unless and until one or more of the following events has occurred (a “Terminating Event”):

a.

any default or breach by Mexoro or Sunburst occurs under this Agreement, the Amended Second Debenture, the Security Agreement, or any other written agreement between Paramount on the one hand and Mexoro and/or Sunburst on the other hand which is entered into on or subsequent to the date of this Agreement;

b.

if Mexoro or Sunburst fail to make any payment when due to Paramount, whether under this Agreement or otherwise; and

c.

any other creditor of Mexoro or Sunburst exercises any rights against any of the property, assets or undertaking of Mexoro or Sunburst.

12.

Upon the earlier of:

a.

the Forbearance Deadline; and

b.

the occurrence of a Terminating Event,

Paramount may immediately enforce, without further notice or delay, all of its rights and remedies against Mexoro and/or Sunburst.

 General Terms

13.

All terms of the Debentures, the Security Agreement, the First Sunburst Security Agreement and Guarantee, the Second Sunburst Security Agreement and Guarantee shall continue in full force and effect save and except as amended or specifically released pursuant to this Agreement and the related documentation including the partial release.

14.

Time shall be of the essence of this Agreement and this Agreement shall be governed by the laws of the Province of Ontario and the laws of Canada applicable in that Province.

15.

This Agreement may be executed in counterparts, which counterparts taken together shall evidence an agreement as of the date first set out above.

Each of Mexoro, Sunburst, and Paramount acknowledge that it has the right to obtain independent legal advice prior to executing this Agreement and hereby confirm that it has obtained such independent legal advice or waives its right to same.

Yours truly,

PARAMOUNT GOLD AND SILVER CORP.

Per:	/s/ Christopher Crupi

Christopher Crupi,

President and CEO

ACCEPTED AND AGREED this 17th day of March, 2009.

MEXORO MINERALS LTD.		SUNBURST DE MEXICO S.A. DE C.V.
Per:	/s/ Francisco Quiroz	Per:	/s/ Francisco Quiroz
Name:	Francisco Quiroz	Name:	Francisco Quiroz
Title:	President	Title:	Francisco Quiroz
I have authority to bind the corporation.		I have authority to bind the corporation.